UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2011

OCEAN BIO-CHEM, INC.
(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
(Address of principal executive offices)               (Zip Code)

(954) 587-6280
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 On May 3, 2011, based on information provided by Ocean Bio-Chem, Inc. (the “Company”), the staff (the “Staff”) of the Listing Qualifications Department of the Nasdaq Stock Market, LLC (the “Nasdaq”) provided a letter to the Company indicating (i) its determination that the Company violated the shareholder approval requirements of Nasdaq Listing Rule 5635(c) (the “Rule”) and (ii) based on the action taken by the Company to remedy the violation, the Company has regained compliance with the Rule.

The Staff’s determination was based on the Company’s grant of a stock option to purchase 115,000 shares of Company Common Stock to Peter Dornau, its Chief Executive Officer, without obtaining prior shareholder approval.  The resultant violation was inadvertent, and the option grant could have been made pursuant to the Company’s 2008 Incentive Stock Option Plan (the “2008 Plan”), which was approved by the Company’s shareholders. The letter also noted that the Company’s Board of Directors adopted a resolution reducing the number of shares issuable under the 2008 Plan by 115,000 shares.  As a result, the Staff determined that, subject to satisfaction of applicable disclosure requirements that are satisfied by the filing of this Form 8-K, the Company had regained compliance with the Rule and the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN BIO-CHEM, INC.

Date: May 4, 2011	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer